Exhibit 21


                        ACE HARDWARE CORPORATION

                          LIST OF SUBSIDIARIES
                         (as of March 23, 1994)


                                              NAME UNDER
                    STATE OF                WHICH SUBSIDIARY
SUBSIDIARY        INCORPORATION              DOES BUSINESS

Ace Insurance
Agency, Inc.        Illinois           Ace Insurance Agency, Inc.


AHC Realty          Illinois           AHC Realty Corporation